UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☒	Soliciting Material Under Rule 14a-12

ALTEVA, INC.

(Name of Registrant as Specified In Its Charter)

JUNIPER PUBLIC FUND, L.P.
JUNIPER HF INVESTORS II, LLC
JUNIPER INVESTMENT COMPANY, LLC
ALEXIS P. MICHAS
JOHN A. BARTHOLDSON
PRINCETON HOSTED SOLUTIONS, LLC
BROOKLANDS HERITAGE, LLC
BRAD BONO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 30, 2014, Juniper Public Fund, L.P. (“Juniper Public Fund”) delivered to the Issuer’s principal executive offices, pursuant to the Issuer’s Amended and Restated Bylaws, dated September 2, 2014 (the “Bylaws”), a Notice of Nomination of Directors and Proposal of Shareholder Business at the 2015 Annual Meeting of Shareholders of the Issuer (the “Notice”). Pursuant to the Notice, Juniper Public Fund nominated four individuals, Mr. John A. Bartholdson, Mr. Albert J. Fitzgibbons III, Mr. George Stoeckert and Mr. Joseph Ambersley (together, the “Nominees”), as nominees and proposed an amendment to the Issuer’s Bylaws (the “Proposed Bylaw Amendment”) that would fix the size of the entire board of directors of the Issuer (the “Board”) at five members. There are, to the Reporting Persons’ knowledge, currently five directors serving on the Issuer’s Board.  Each of the Nominees has agreed to serve as a director, if elected.

Important Information

Juniper Public Fund and certain of its affiliates intend to file a proxy statement with the Securities and Exchange Commission (the “SEC”) to solicit shareholders of Alteva, Inc. (the “Company”).  JUNIPER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ SUCH PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, “participants” under SEC rules in any solicitation of the Company’s shareholders: Juniper Public Fund, L.P., Juniper HF Investors II, LLC, Juniper Investment Company, LLC, Alexis P. Michas, John A. Bartholdson, Princeton Hosted Solutions, LLC, Brooklands Heritage, LLC and Brad Bono.  Such persons may be deemed to beneficially own equity securities of the Company, as described in Amendment No. 5 to Schedule 13D, filed with the SEC by Juniper and certain of its affiliates on December 30, 2014.

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.